UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

COMPUTER HORIZONS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	0-7282	13-2638902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Route 46 - Suite 301, Parsipanny, NJ		07054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 257-5030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously reported, certain disputes between the Company and TEKsystems, Inc. (“TEKsystems”) arising out of the Asset Purchase Agreement pursuant to which the Company sold its Commercial Services business unit to TEKsystems and certain of its affiliates (the “Commercial Services APA”) had been referred to an independent accounting firm for resolution (and litigation between the parties stayed pending such determination) and, based on the independent accounting firm’s determination and opinion and the payment by TEKsystems to the Company of approximately $481,000 pursuant to such determination, the Company and TEKsystems agreed in principle to settle the litigation referred to above for no additional payment by either party to the other, the agreement by TEKsystems to bear the expense of certain charges by the independent accounting firm in the amount of approximately $10,000 and each party’s release of the other from any and all liability, obligations and claims either party may have against the other (including indemnification claims asserted by TEKsystems against the Company) arising out of the Commercial Services APA.  By a Settlement Agreement between the parties executed November 25, 2008, the Company and TEKsystems have now settled such litigation on the terms previously agreed to in principle as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER HORIZONS CORP.
(Registrant)

Date: December 4, 2008

	By:	/s/Dennis J. Conroy
Dennis J. Conroy
President & CEO